Ex. 4.1

AMENDMENT NO. 1 TO THE
SENIOR SECURED TERM FACILITY CREDIT AGREEMENT

Dated as of September 27, 2010

AMENDMENT NO. 1 TO THE SENIOR SECURED TERM FACILITY CREDIT AGREEMENT (this “Amendment”) among Chemtura Corporation, a Delaware corporation (the “Borrower”), the banks, financial institutions and other institutional lenders party hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”) for the Lenders (defined below).

PRELIMINARY STATEMENTS:

(1)        The Borrower, the banks, financial institutions and other institutional lenders party thereto (the “Lenders”) and the Administrative Agent have entered into the Senior Secured Term Facility Credit Agreement dated as of August 27, 2010 (as heretofore amended or otherwise modified, the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Credit Agreement.

(2)        The Borrower has requested that the Lenders amend certain provisions of the Credit Agreement.  The Lenders party hereto are, on the terms and conditions stated below, willing to grant the request of the Borrower.

SECTION 1.       Amendments to the Credit Agreement  The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the applicable conditions precedent set forth in Section 2 of this Amendment, hereby amended as follows:

(a)    Section 1.01 of the Credit Agreement is hereby amended by inserting the following new definition in the appropriate alphabetical position:

Chemtura Term Loan Amendment No. 1

“PMC Settlement” means the settlement of certain claims relating to the asset purchase agreement (the “PMC APA”) entered into by the Borrower and PMC Biogenix, Inc. (“PMC”) prior to March 18, 2009 (the “Petition Date”), pursuant to which the Borrower sold its oleochemicals business and certain related assets to PMC, pursuant to which settlement (i) the value of a subordinated unsecured promissory note in the original principal amount of $10,000,000 owed by PMC to the Borrower shall be fixed (the “PMC Note Value”); (ii) the amount of PMC’s claim for amounts due and owing by Great Lakes Chemical Corporation (“GLCC”) to PMC in connection with certain products sold and delivered on various dates prior to the Petition Date by PMC to GLCC (the “GLCC Trade Receivables”) shall be fixed at $7,782; (iii) the amount of PMC’s claim for amounts due and owing by the Borrower to PMC in connection with certain products sold and delivered on various dates prior to the Petition Date by PMC to the Borrower (the “Chemtura Trade Receivables”) shall be fixed; (iv) the amount of the Borrower’s claims for amounts due and owing by PMC to the Borrower in connection with the parties’ ongoing business relationship (the “Chemtura Trade Payables”) shall be fixed; (v) PMC’s claims against the Borrower specified in the proof of claim (No. 392) filed in the Cases on account of alleged breaches of representations and warranties under the PMC APA, for rejection of the PMC APA and for prepetition and postpetition interest allegedly arising from the PMC APA shall be deemed an allowed unsecured claim in the amount of $5,500,000 (the “Initial PMC Allowed Chemtura Claim”); (vi) the PMC APA shall be deemed rejected under and pursuant to section 365(a) of the Bankruptcy Code; (vii) the amount of the Initial PMC Allowed Chemtura Claim shall be set off against the PMC Note Value, resulting in a net obligation of PMC to the Borrower of $3,209,810 for which PMC shall issue a new subordinated unsecured promissory note in like principal amount; (viii) the amount of the GLCC Trade Receivables shall be allowed as a general unsecured claim against GLCC; (ix) the amount of the Chemtura Trade Receivables shall be set off against the amount of the Chemtura Trade Payables, resulting in net obligation of the Borrower to PMC of $70,777.26, to be allowed against the Borrower as an administrative expense priority claim; (x) the subordinated secured promissory note in the original principal amount of $5,000,000 owed by PMC to the Borrower as of the Petition Date shall remain in full force and effect; and (xi) PMC and the Borrower shall execute a mutual release.

(b)   Section 1.01 of the Credit Agreement is hereby amended by deleting, in the definition of “Excess Cash Flow,” the reference to “Section 2.03” therein and substituting therefor “Section 2.05(b)”.

(c)    Section 1.01 of the Credit Agreement is hereby amended by deleting the reference to “or (xviii)” in the definition of “Net Cash Proceeds” and substituting therefor “, (xviii), (xix), (xx) or (xxi)”.

(d)   Clause (i) of Section 5.02(e) of the Credit Agreement is hereby amended by adding immediately after the reference to “Restricted Payments made on” contained therein the phrase “or after”.

(e)    Clause (viii) of Section 5.02(e) of the Credit Agreement is hereby amended in full to read as follows:

“(viii) the payment of any dividend by a Subsidiary of the Borrower to the holders of its Equity Interests (on a pro rata basis, subject to any preferential arrangements in existence at the time of, and not entered into in contemplation of, such dividend);”.

(f)    Clause (iv)(B) of Section 5.02(g) of the Credit Agreement is hereby amended in full to read as follows:

“(B) (other than Guarantee Obligations) by any Non-Loan Party to or in any Loan Party or”.

(g)   Clause (xiv) of Section 5.02(h) of the Credit Agreement is hereby amended by adding immediately after the reference to “dispositions of cash” contained therein the phrase “or property”.

(h)   Clause (xvii)(y) of Section 5.02(h) of the Credit Agreement is hereby amended by adding after the reference to “the PMC Settlement” contained therein the phrase “, and dispositions in accordance with the Plan”.

Chemtura Term Loan Amendment No. 1

(i)     Section 5.02(h) of the Credit Agreement is hereby amended by deleting “and” immediately prior to clause (xviii) therein and adding immediately prior to the “.” at the end of such clause (xviii) the following:

“; (xix) netting by the Borrower or any Subsidiary of intercompany loans, advances and accounts receivable (and interest receivable on such loans, advances and receivables) that are held by the Borrower or such Subsidiary, as applicable, against intercompany loans, advances and accounts payable (and interest payable with respect to such loans, advances and payables) owed by the Borrower or such Subsidiary, as applicable, and dispositions thereof to accomplish such netting, and dispositions of intercompany loans, advances, accounts receivable and accounts payable (and of interest receivable on, and interest payable with respect to, such loans, advances, receivables and payables) in accordance with the Plan and/or the Disclosure Statement; (xx) Restricted Payments made in accordance with Section 5.02(e); and (xxi) dispositions of cash or Cash Equivalents in the ordinary course in any transaction otherwise permitted hereunder”.

(j)     Section 5.02(j) of the Credit Agreement is hereby amended by (i) deleting the reference in clause (w) of the second proviso to “prepaying” and substituting therefor the phrase “paying, prepaying, redeeming, acquiring, cancelling or retiring (or netting against intercompany loans, advances and accounts receivable (and interest receivables on such loans, advances and receivables))”, (ii) inserting in clause (x) of the second proviso, immediately prior to the reference to “prepayment”, the phrase “payment,” and (iii) deleting “and” immediately prior to clause (2) of the second proviso and adding immediately prior to clause (z) the following:

“and (3) any prepayment or redemption or acquisition for value or any cancellation or other retirement of Debt or obligations in accordance with the Plan and/or the Disclosure Statement”.

(k)    Section 5.02(l) of the Credit Agreement is hereby amended by deleting the reference to “except (i) for mergers or consolidation” contained therein and substituting therefor the phrase “or permit any of its Subsidiaries to merge into or consolidate with any Person or permit any Person to merge into it, except (i) for mergers or consolidations”.

(l)     Clause (iv)(B)(1)(y) of Section 5.02(o) of the Credit Agreement is hereby amended by inserting the phrase “or in the case of clause (vi), the assets of Foreign Subsidiaries” immediately after the phrase “relate solely to the assets that are the subject of such Liens”.

SECTION 2.       Conditions to Effectiveness. This Amendment shall become effective as of the date first above written (the “Effective Date”) when, and only when (i) the Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Required Lenders or, as to any such Required Lenders, advice satisfactory to the Administrative Agent that such Required Lender has executed this Amendment, (ii) on the Effective Date, the Borrower shall have certified to the Administrative Agent that the representations and warranties set forth in Section 3 are true and (iii) the Bankruptcy Court shall have approved the terms of this Amendment.

(b)   This Amendment is subject to the provisions of Section 9.01 of the Credit Agreement.

Chemtura Term Loan Amendment No. 1

SECTION 3.       Representations and Warranties.  The Borrower represents and warrants as follows:

(a)   the representations and warranties contained in each Loan Document are true and correct in all material respects (provided that each representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language is true and correct in all respects) on and as of the Effective Date, immediately before and immediately after giving effect to this Amendment, as though made on and as of the Effective Date, other than any such representations or warranties that, by their terms, refer to a specific date, in which case such representations or warranties were true and correct in all material respects (provided that each such representation and warranty that is qualified as to “materiality”, “Material Adverse Effect” or similar language was true and correct in all respects) as of such specific date; and

(b)   on the Effective Date, immediately before and immediately after giving effect to this Amendment, no Default has occurred and is continuing.

SECTION 4.       Reference to and Effect on the Credit Agreement and the Loan Documents (a)   On and after the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the Notes and each of the other Loan Documents to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as further amended by this Amendment.

(b)   The Credit Agreement, as specifically amended by this Amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.

(c)   The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.

SECTION 5.       Costs and Expenses.  The Borrower agrees to pay within 10 Business Days of demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery and administration, modification and amendment of this Amendment and the other instruments and documents to be delivered hereunder in accordance with the terms of Section 9.04 of the Credit Agreement.

SECTION 6.       Execution in Counterparts This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 7.       Governing Law This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

Chemtura Term Loan Amendment No. 1

[Remainder of Page Intentionally Left Blank]

Chemtura Term Loan Amendment No. 1

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

CHEMTURA CORPORATION

By:
Name: Stephen C. Forsyth
Title: Executive Vice President

Chemtura Term Loan Amendment No. 1

 SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE SENIOR SECURED TERM FACILITY CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE VARIOUS LENDERS PARTY THERETO AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Accepted and agreed:

BANK OF AMERICA, N.A.,
as Administrative Agent and as a Lender

By:
Name:
Title:

Chemtura Term Loan Amendment No. 1

SIGNATURE PAGE TO AMENDMENT NO. 1 TO THE SENIOR SECURED TERM FACILITY CREDIT AGREEMENT, DATED AS OF THE DATE FIRST WRITTEN ABOVE, AMONG CHEMTURA CORPORATION, THE VARIOUS LENDERS PARTY THERETO AND BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

Accepted and agreed:

_______________________________________,
as a Lender

By:
Name:
Title:

Chemtura Term Loan Amendment No. 1